As filed with the Securities and Exchange Commission on March 21, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of registrant as specified in its charter)

Missouri	43-1665523
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2991 Oak Grove Road, Poplar Bluff, MO	63901
(Address of Principal Executive Offices)	(Zip Code)

Southern Bank 401(k) Retirement Plan

(Full title of the plan)

Martin L. Meyrowitz, P.C.

Gerald F. Heupel, Jr., Esq.

Silver, Freedman, Taff & Tiernan LLP

(a limited liability partnership including professional corporations)

3299 K Street, N.W., Suite 100

Washington, D.C. 20007

(Name and address of agent for service)

(202) 295-4500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Southern Bank 401(k) Retirement Plan (the “Plan”), as required by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

This Registration Statement is being filed to register additional shares of the common stock, par value $0.01 per share (“Common Stock”), of Southern Missouri Bancorp, Inc. (the “Company”) for the Plan and interests in the Plan in accordance with General Instruction E to Form S-8. Shares for the Plan and interests in the Plan were originally registered on a Form S-8 filed by the Company on November 17, 2010, Commission File No. 333-170651 (the “Original Form S-8”). The contents of the Original Form S-8 are incorporated herein by reference to the extent such contents are not modified or superseded by this filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously or concurrently filed the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement and the prospectus to which this Registration Statement relates (the “Prospectus”):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023;
(b)	The Plan’s Annual Report on Form 11-K for the plan year ended June 30, 2023;
(c)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023;
(d)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2023;
(e)	The Company’s Current Reports on Form 8-K filed on July 20, 2023, September 6, 2023, October 20, 2023, October 31, 2023 and January 25, 2024; and
(f)	The description of the Company’s Common Stock set forth in Exhibit 4 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and all amendments or reports filed for the purpose of updating such description.

All documents filed by the Company or the Plan, as applicable, with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any document or portion thereof that has been furnished to and deemed not to be filed with the Commission), after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: Stefan Chkautovich, Executive Vice President and Chief Financial Officer, Southern Missouri Bancorp, Inc., 2991 Oak Grove Road, Poplar Bluff, MO 63901, telephone number (573) 778-1800.

All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Incorporated by reference from the Original Form S-8.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index for new exhibits being filed.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Document

4.1	Articles of Incorporation of the Registrant (included as an exhibit to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999 and incorporated herein by reference)

4.2

Amendment to Articles of Incorporation of the Registrant increasing the authorized capital stock of the Registrant (included as an exhibit to the Registrant’s Current Report on Form 8-K filed on November 21, 2016 and incorporated herein by reference)

4.3

Amendment to Articles of Incorporation of the Registrant increasing the authorized capital stock of the Registrant (included as an exhibit to the Registrant’s Current Report on Form 8-K filed on November 8, 2018 and incorporated herein by reference)

4.4	Amended and Restated Bylaws of the Registrant (included as an exhibit to the Registrant’s Current Report on Form 8-K filed on September 21, 2021 and incorporated herein by reference)

5

The shares of common stock of the Registrant to be offered and sold pursuant to the Plan will be purchased in open market transactions. Because none of such securities will be original issuance securities, no opinion of counsel regarding the legality of the securities being registered is required.

23.1	Consent of FORVIS, LLP

24.1	Power of Attorney (included as part of the signature page to this registration statement)

107	Filing Fee Table

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poplar Bluff, State of Missouri, on March 19, 2024.

SOUTHERN MISSOURI BANCORP, INC.

By:	/s/ Greg A. Steffens
Greg A. Steffens
Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Southern Missouri Bancorp, Inc., hereby severally and individually constitute and appoint Greg A. Steffens and Matthew T. Funke, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this registration statement and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Greg A. Steffens	Date: March 19, 2024
Greg A. Steffens
Chairman and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ L. Douglas Bagby	Date: March 19, 2024
L. Douglas Bagby
Vice-Chairman and Director

By:	/s/ Sammy A. Schalk	Date: March 19, 2024
Sammy A. Schalk
Director

By:	/s/ Rebecca McLane Brooks	Date: March 19, 2024
Rebecca McLane Brooks
Director

By:	/s/ Charles R. Love	Date: March 19, 2024
Charles R. Love
Director

By:	/s/ Dennis C. Robison	Date: March 19, 2024
Dennis C. Robison
Director

By:	/s/ David J. Tooley	Date: March 19, 2024
David J. Tooley
Director

By:	/s/ Todd E. Hensley	Date: March 19, 2024
Todd E. Hensley
Director

By:	/s/ Daniel L. Jones	Date: March 19, 2024
Daniel L. Jones
Director

By:	/s/ David L. McClain	Date: March 19, 2024
David L. McClain
Director

By:	/s/ William E. Young	Date: March 19, 2024
William E. Young
Director

By:	/s/ Matthew T. Funke	Date: March 19, 2024
Matthew T. Funke
President and Chief Administrative Officer
(Principal Financial Officer)

By:	/s/ Stefan Chkautovich	Date: March 19, 2024
Stefan Chkautovich
Executive Vice President and Chief
Financial Officer
(Principal Accounting Officer)

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poplar Bluff, State of Missouri, on March 19, 2024.

SOUTHERN BANK 401(k) RETIREMENT PLAN.

By:	Southern Bank, as Plan Administrator

By:	/s/ Matthew T. Funke
Matthew T. Funke